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                                                                     Exhibit 4.2




                     WASHINGTON GROUP INTERNATIONAL, INC.

                                  ----------

                          REGISTRATION RIGHTS AGREEMENT

                                  ----------

                             Dated January 25, 2002


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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----

ARTICLE I   REGISTRATION RIGHTS..............................................1

      SECTION 1.1 DEMAND REGISTRATION........................................1
            (a)   REGISTRATION...............................................1
            (b)   DEMANDS....................................................2
            (c)   NUMBER OF DEMANDS..........................................2
            (d)   EFFECTIVE REGISTRATION STATEMENT...........................3
            (e)   SATISFACTION OF OBLIGATIONS................................3
            (f)   REGISTRATION STATEMENT FORM................................3
            (g)   RESTRICTIONS ON DEMAND REGISTRATIONS.......................3
            (h)   PARTICIPATION IN DEMAND REGISTRATIONS......................4
            (i)   SELECTION OF UNDERWRITERS..................................4

      SECTION 1.2 PIGGYBACK REGISTRATIONS....................................5
            (a)   RIGHT TO PIGGYBACK.........................................5
            (b)   PRIORITY ON PIGGYBACK REGISTRATIONS........................5
            (c)   WITHDRAWAL BY THE COMPANY..................................6

      SECTION 1.3 SHELF REGISTRATION.........................................7

      SECTION 1.4 WITHDRAWAL RIGHTS..........................................8

      SECTION 1.5 HOLDBACK AGREEMENTS........................................9

      SECTION 1.6 REGISTRATION PROCEDURES....................................9
            (a)   REGISTRATION...............................................9
            (b)   UNDERWRITING..............................................13
            (c)   RETURN OF PROSPECTUSES....................................13

      SECTION 1.7 REGISTRATION EXPENSES.....................................13

      SECTION 1.8 INDEMNIFICATION...........................................14
            (a)   BY THE COMPANY............................................14
            (b)   BY THE STOCKHOLDERS.......................................14
            (c)   NOTICE....................................................15
            (d)   DEFENSE OF ACTIONS........................................15
            (e)   SURVIVAL..................................................15
            (f)   CONTRIBUTION      15    ....................................

      SECTION 1.9 RESTRICTIONS ON TRANSFER..................................16

ARTICLE II MISCELLANEOUS....................................................17

            SECTION 2.1 Headings............................................17

            SECTION 2.2 Entire Agreement....................................17

            SECTION 2.3 Termination of Certain Rights.......................18

            SECTION 2.4 Rule 144............................................18

            SECTION 2.5 Notices.............................................18

            SECTION 2.6 Applicable Law......................................19


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            SECTION 2.7 Severability........................................19

            SECTION 2.8 Successors; Assigns.................................19

            SECTION 2.9 Amendments..........................................19

            SECTION 2.10 Waiver.............................................19

            SECTION 2.11 Counterparts.......................................19

            SECTION 2.12 Submission To Jurisdiction.........................19

ARTICLE III DEFINITIONS.....................................................20
                  (a)   "Affiliate".........................................20
                  (b)   "Affiliated Stockholders"...........................20
                  (c)   "Board".............................................20
                  (d)   "Commission"........................................20
                  (e)   "Common Stock"......................................20
                  (f)   "Company"...........................................20
                  (g)   "Demand"............................................20
                  (h)   "Demand Registration"...............................21
                  (i)   "Demanding Holder"..................................21
                  (j)   "Effective Date"....................................21
                  (k)   "Exchange Act"......................................21
                  (l)   "Form S-3"..........................................21
                  (m)   "Internal Expenses".................................21
                  (n)   "Losses"............................................21
                  (o)   "Market Price"......................................21
                  (p)   "Maximum Demand Number".............................21
                  (q)   "Maximum Piggyback Number"..........................21
                  (r)   "Other Demand Rights"...............................21
                  (s)   "Other Demanding Sellers"...........................21
                  (t)   "Person"............................................21
                  (u)   "Piggyback Notice"..................................22
                  (v)   "Piggyback Registration"............................22
                  (w)   "Piggyback Sellers".................................22
                  (x)   "Plan"..............................................22
                  (y)   "Primary Offering"..................................22
                  (z)   "Public Offering"...................................22
                  (aa)  "Registrable Securities"............................22
                  (ab)  "Registration Expenses".............................22
                  (ac)  "Requisite Amount"..................................22
                  (ad)  "Securities Act"....................................22
                  (ae)  "Shelf Notice"......................................22
                  (af)  "Shelf Registration Statement"......................22
                  (ag)  "Suspension Period".................................23
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                          REGISTRATION RIGHTS AGREEMENT
                                       OF
                      WASHINGTON GROUP INTERNATIONAL, INC.

                      ------------------------------------

      REGISTRATION RIGHTS AGREEMENT, dated as of January 25, 2002, among Washington Group International, Inc., a Delaware corporation (the "COMPANY"), and the other undersigned parties hereto.

      Pursuant to the Second Amended Joint Plan of Reorganization of Washington Group International, Inc. and its affiliated debtors and debtors-in-possession (as amended or modified, the "PLAN"), confirmed on December 21, 2001, the Company has agreed, among other things, to authorize 100 million shares of new common stock, par value $0.01 per share (the "COMMON STOCK"), of which approximately 20 million shares will be issued in connection with the Plan to members of Class 6. This agreement shall become effective upon the issuance of such securities pursuant to the Plan (the "EFFECTIVE DATE"). Certain capitalized terms used in this agreement are defined in Article IV hereof. References to sections shall be to sections of this agreement.

      WHEREAS pursuant to Section 5.5 of the Plan, the Company has agreed to grant the registration rights set forth herein to each holder of an Allowed Class 6 Claim (as defined in the Plan) who by virtue of holding Common Stock distributed under the Plan and/or its relationship with the Company could reasonably be deemed to be an affiliate of the Company under applicable securities laws and who requests in writing that the Company execute this Agreement (each such holder, an "AFFILIATED STOCKHOLDER").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               REGISTRATION RIGHTS

            Section 1.1 DEMAND REGISTRATION.

            (1) REGISTRATION. At any time after the Effective Date, Affiliated Stockholders holding the Requisite Amount of Registrable Securities shall be entitled to make a written request of the Company (a "DEMAND") for registration under the Securities Act of all or part of their Registrable Securities (a "DEMAND REGISTRATION") and thereupon the Company will, subject to the terms of this Agreement, use commercially reasonable efforts to effect the registration under the Securities Act of:

                  (1) the Registrable Securities which the Company has been so requested to register by such Affiliated Stockholders for disposition in accordance with the intended method of disposition stated in such request;

                  (2) all other Registrable Securities which the Company has been requested to register pursuant to Section 1.1(b) hereof; and

                  (3) all shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 1.1;


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all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered; PROVIDED THAT the Company shall not be required to effect a Demand Registration unless (x) a single holder of Registrable Securities has requested the registration of a number of shares of Registrable Securities held by such holder which is equal to or greater than 10% of the shares of Common Stock at the time outstanding, and (y) the aggregate number of shares of Registrable Securities requested to be registered by all holders of Registrable Securities in such Demand Registration is equal to or greater than 15% of the number of shares of Common Stock at the time outstanding.

            (2) DEMANDS. A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration,
(ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Affiliated Stockholder or Affiliated Stockholders (each, a "DEMANDING HOLDER") requesting such Demand. Within fifteen (15) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Affiliated Stockholders. Subject to Section 1.1(h), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after the Company's notice required by this paragraph has been given. Such written notice shall comply with the requirements of a Demand as set forth in this Section 1.1(b).

            (3) NUMBER OF DEMANDS. Each Affiliated Stockholder shall be entitled to one (1) Demand Registration; PROVIDED THAT, in the aggregate, Affiliated Stockholders shall be entitled to no more than two (2) Demand Registrations.

            (4) EFFECTIVE REGISTRATION STATEMENT. A Demand Registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; PROVIDED THAT a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Affiliated Stockholders (other than a refusal to proceed based upon the advice of counsel relating to disclosure in the Registration Statement of a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Affiliated Stockholders unless the Affiliated Stockholders shall have elected to pay all Registration Expenses in connection with such registration,
(ii) if, after it has become effective, and as a direct result of the actions of the Company, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Affiliated Stockholders.

            (5) SATISFACTION OF OBLIGATIONS. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 1.4), and (ii) such registration statement

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shall have been maintained continuously effective for a period of sixty (60)
days or such shorter period in the case where all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement.

            (6) REGISTRATION STATEMENT FORM. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company; PROVIDED THAT the Company shall use commercially reasonable efforts to comply with the requirements for use of a short form registration statement for the sale of securities under the Securities Act to the extent the same is applicable to the Company.

            (7) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than sixty (60) days, or (ii) effect any Demand Registration (A) within six (6) months of a "firm commitment" underwritten registration in which all Affiliated Stockholders were given "piggyback" rights pursuant to Section 1.2 hereof and at least 50% of the number of Registrable Securities requested by such Affiliated Stockholders to be included in such registration were included, (B) within six
(6) months of any other Demand Registration, or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all Affiliated Stockholders) for up to one hundred twenty (120) days the filing or the effectiveness of a registration statement for a Demand Registration (but no more than twice in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that the Demand Registration or the disclosure of material, non-public information in connection therewith would have a material adverse affect on the Company or on any proposal or plan by the Company or any of its subsidiaries to engage in any debt or equity offering, material acquisition or disposition of assets, merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held for all Demanding Holders shall have the right to withdraw such Demand in accordance with Section 1.4 hereof.

            (8) PARTICIPATION IN DEMAND REGISTRATIONS. The Company shall not include any securities other than Registrable Securities and Common Stock included at the Company's election in a Demand Registration, except with the written consent of the holders of a majority, by number of shares, of the Registrable Securities held by all the Demanding Holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities held by all the Demanding Holders and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company which are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect (the "MAXIMUM DEMAND NUMBER") as


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follows and in the following order of priority: (i) first, Registrable
Securities requested to be included in such registration by Affiliated Stockholders, PRO RATA among such Affiliated Stockholders requesting such registration on the basis of the number of such securities requested to be included by such Affiliated Stockholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, PRO RATA on the basis of the amount of such other securities requested to be included.

            (9) SELECTION OF UNDERWRITERS. If the Demand Registration involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and shall be reasonably acceptable to the holders of a majority, by number of shares, of the Registrable Securities held by all of the Demanding Holders.

            Section 1.2 PIGGYBACK REGISTRATIONS.

            (1) RIGHT TO PIGGYBACK. Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities (including securities convertible into or exchangeable for equity securities) under the Securities Act (other than a registration by the Company on a Registration Statement on Form S-4 or a Registration Statement on Form S-8 or any successor form) (a "PIGGYBACK REGISTRATION"), the Company shall give all Affiliated Stockholders prompt written notice thereof (but not less than fifteen
(15) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "PIGGYBACK NOTICE") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of an Affiliated Stockholder (which written request shall specify the number of Registrable Securities intended to be disposed of by such Affiliated Stockholder and the intended method of distribution thereof) given within ten (10) business days after such Piggyback Notice is given to such Affiliated Stockholder, the Company, subject to the terms and conditions of this Agreement, shall include in such registration all Registrable Securities held by Affiliated Stockholders with respect to which the Company has received such written requests for inclusion.

            (2) PRIORITY ON PIGGYBACK REGISTRATIONS. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company reasonably acceptable to the holders of a majority, by number of shares, of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "OTHER DEMAND RIGHTS" and such Persons being "OTHER DEMANDING SELLERS"), any holders of Registrable Securities seeking to sell such Registrable Securities in such Piggyback Registration ("PIGGYBACK SELLERS") and any other proposed sellers,


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as the case may be, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such underwriter can be sold without such an effect (the "MAXIMUM PIGGYBACK NUMBER"), as follows and in the following order of priority:

                  (1) if the Piggyback Registration relates to an offering for the Company's own account (a "PRIMARY OFFERING"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers in an amount sufficient to reduce the amount of such Piggyback Sellers' Registrable Securities held after the offering to a level that would cause such Piggyback Sellers to each hold less than ten-percent (10%) of the total issued and outstanding Common Stock; PROVIDED THAT the Company shall, at the Company's discretion, include Registrable Securities in this category so as to maximize the number of Piggyback Sellers whose post-offering ownership of Common Stock is less than ten percent (10%) of the total issued and outstanding Common Stock;
(C) third, such Registrable Securities duly requested to be included in such registration statement by any Piggyback Seller (consisting of the remaining Registrable Securities held by such Piggyback Sellers after application of the immediately preceding priority category), PRO RATA on the basis of the amount of such Registrable Securities held by such Piggyback Sellers.

                  (2) if the Piggyback Registration relates to other than a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, PRO RATA in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers in an amount sufficient to reduce the amount of such Piggyback Sellers' Registrable Securities held after the offering to a level that would cause such Piggyback Sellers to hold less than ten-percent (10%) of the total issued and outstanding Common Stock; PROVIDED THAT the Company shall, at the Company's discretion, include Registrable Securities in this category so as to maximize the number of Piggyback Sellers whose post-offering ownership of Common Stock is less than ten percent (10%) of the total issued and outstanding Common Stock; and (C) third, such Registrable Securities duly requested to be included in such registration statement by any Piggyback Seller (consisting of remaining Registrable Securities held by such Piggyback Seller after application of the immediately preceding priority category), PRO RATA on the basis of the amount of such Registrable Securities held by such Piggyback Sellers.

            (3) WITHDRAWAL BY THE COMPANY. If, at any time after giving written notice of its intention to register any of its securities as set forth in this
Section 1.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Affiliated Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities,


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such holders may continue the registration as a Demand Registration pursuant to the terms of Section 1.1 hereof.

            Section 1.3 SHELF REGISTRATION.

            (1) Subject to Section 1.3(d) hereof, and further subject to the availability of a Registration Statement on Form S-3 ("FORM S-3") to the Company, at any time after the Effective Date any Affiliated Stockholder may by written notice delivered to the Company (the "SHELF NOTICE") require the Company to file as soon as practicable (but no later than ninety (90) days after the date the Shelf Notice is delivered), and to use its commercially reasonable efforts to cause to be declared effective by the Commission (within ninety (90) days after such filing date), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities beneficially owned by such Affiliated Stockholder and the other Affiliated Stockholders electing to participate therein as provided in Section 1.3(b) hereof in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the "SHELF REGISTRATION STATEMENT");

            (2) Within ten (10) business days after receipt of a Shelf Notice pursuant to Section 1.3(a) hereof, the Company will deliver written notice thereof to each Affiliated Stockholder. Each such Affiliated Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) business days after the Shelf Notice is given to any such Affiliated Stockholder.

            (3) Subject to Section 1.3(d), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) one (1) year after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

            (4) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time by providing written notice to the Affiliated Stockholders who elected to participate in the Shelf Registration Statement, to require such Affiliated Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed sixty (60) days in succession or ninety (90) days in the aggregate in any twelve (12) month period (a "SUSPENSION PERIOD") if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its stockholders. Immediately upon receipt of such notice, the Affiliated Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from an Affiliated


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Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Section 1.4 WITHDRAWAL RIGHTS. Any Affiliated Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; PROVIDED THAT in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten (10) business days following the mailing of such notice, either the Company or the holders of a majority, in number of shares, of the Registrable Securities sought to be registered may, by written notices made to the Company and each holder of Registrable Securities sought to be registered, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the holders of the majority, in number of shares, of the Registrable Securities sought to be registered pursuant to such Demand Registration pursuant to Section 1.1(g) hereof, or (c) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand. Except as set forth in clause (c) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding Holders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Demanding Holders reimburse the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined in
Section 1.7 hereof) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority, by number of shares, of such Demanding Holders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such


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registration statement in order to assist such Demanding Holders with a determination in accordance with the next preceding sentence.

            Section 1.5 HOLDBACK AGREEMENTS. Each Affiliated Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to and the one hundred twenty (120) day period following the date on which the Company has notified the Affiliated Stockholders that it, or in the case of a Demand Registration the Demanding Holders, intend to commence a Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

            Section 1.6 REGISTRATION PROCEDURES.

            (1) REGISTRATION. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1, 1.2, and 1.3 (subject to its right to withdraw such registration as contemplated by Sections 1.2(c) and 1.4) the Company shall as expeditiously as possible:

                  (1) prepare and file with the Commission a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective, pursuant to the terms of this agreement; PROVIDED HOWEVER that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 1.2, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; PROVIDED FURTHER that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, to the extent specifically requested by such counsel, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 1.1, the expiration of sixty (60) days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to Section 1.2, the expiration of sixty (60) days after such registration statement becomes effective or (iii) in the case of a registration pursuant to Section 1.3, the expiration of one (1) year after such registration statement becomes effective;

                  (3) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                  (4) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

                  (5) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (6) in connection with an underwritten offering, obtain for each seller of Registrable Securities and underwriter:

                              (1)   an opinion of counsel for the
      Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such sellers and underwriters, and

                              (2)   a "comfort" letter (or, in the case
      of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

                  (7) promptly notify the holders of Registrable Securities and the underwriters, if any, of the following events and, if requested by any such holder or underwriter, confirm such notification in writing:

                              (1)   the filing of the registration
      statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                              (2)   any request by the Commission for
      amendments or supplements to the registration statement or the prospectus or for additional information;

                              (3)   the issuance by the Commission of
      any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                              (4)   the receipt by the Company of any
      notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (8) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (9) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                  (10) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            The Company may require each seller of Registrable Securities as to which any registration is being effected and each underwriter, if any, to furnish the Company in writing such information regarding each seller or underwriter and the distribution of such Registrable

Securities as the Company may from time to time reasonably request to complete or amend the information required by the registration statement.

            (2) UNDERWRITING. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

            (3) RETURN OF PROSPECTUSES. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.6(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.6(a)(viii) and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable sixty (60) day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 1.6(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

            Section 1.7 REGISTRATION EXPENSES. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "REGISTRATION EXPENSES") shall be borne by the Company. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "INTERNAL EXPENSES") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

            Section 1.8 INDEMNIFICATION.

            (1) BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees, managers and agents and each Person who controls (within the meaning of the Securities Act) such holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (collectively, the "LOSSES") caused by, resulting from or relating to any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, EXCEPT insofar as the same are caused by any information furnished in writing to the Company by such holder expressly for use therein OR by such holder's failure to deliver a copy of a current prospectus or any amendments or supplements thereto (which does not contain any such material misstatements or omissions) after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold.

            (2) BY THE STOCKHOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder expressly for use therein; PROVIDED, HOWEVER, that each holder's obligation to indemnify the Company hereunder shall, to the extent more than one holder is subject to the same indemnification obligation, be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

            (3) NOTICE. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; PROVIDED, HOWEVER, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

            (4) DEFENSE OF ACTIONS. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such unreasonable delay, in either event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

            (5) SURVIVAL. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

            (6) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by PRO RATA or PER CAPITA allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Affiliated Stockholder shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

            Section 1.9 RESTRICTIONS ON TRANSFER. Prior to any transfer of any Registrable Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 1.9. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                  (1) If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Registrable Securities under the Securities Act, and (B) counsel for the Company shall not have rendered an opinion within twenty (20) days after receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by such holder to the Company; and

                  (2) If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of such Registrable Securities under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Registrable Securities until receipt of a further notice from the Company under clause (i) above or until registration of such Registrable Securities under the Securities Act has become effective.

            Notwithstanding the foregoing provisions of this Section 1.9, the purchaser of the Common Stock shall be permitted to transfer any Registrable Securities to a limited number of institutional investors, PROVIDED that (A) each such investor represents in writing that it is acquiring such Registrable Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee), (B) each such investor agrees in writing to be bound by all the restrictions on transfer of such Registrable Securities contained in this Section 1.9 and (C) the purchaser of the Common Stock delivers to the Company an opinion of counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act.

                                   ARTICLE II

                                  MISCELLANEOUS

            Section 1.10 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

            Section 1.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            Section 1.12 TERMINATION OF CERTAIN RIGHTS. The rights and obligations hereunder of each Affiliated Stockholder will terminate with respect to such Affiliated Stockholder at such time when it is no longer an Affiliated Stockholder under this Agreement; PROVIDED, HOWEVER, that the provisions of
Section 1.6 hereof, the rights of any Affiliated

Stockholder with respect to breach of any provision hereof, and any obligation accrued as of the date of termination shall survive termination of this Agreement.

            Section 1.13 RULE 144. The Company covenants that, after such time it has prepared and filed with the Commission its Report on Form 10-K for the fiscal year ended December 1, 2000 and its Reports on Form 10-Q for the quarterly periods ended March 2, 2001, June 1, 2001 and August 31, 2001, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities
Act), and it will take such further commercially reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

            Section 1.14 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, at the address or telecopier number specified below (or at such other address or number for a party as shall be specified by like notice; PROVIDED that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, upon being sent and confirmed if telecopied, or one business day after delivery to a courier for next-day delivery.

                  If to Company:

                        Washington Group International, Inc.
                        720 Park Boulevard
                        Boise, Idaho 83712
                        Attention: Richard D. Parry
                        Facsimile: 208.386.5220

                  with a copy to:

                        Jones, Day, Reavis & Pogue
                        77 West Wacker Drive
                        Chicago, Illinois 60601
                        Attention: Robert Dean Avery
                        Facsimile: 312.782.8585

                  If to Stockholders:

                        At the addresses and telecopier
                        and confirmation numbers listed
                        on the signature pages hereto.

            Section 1.15 APPLICABLE LAW. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of laws doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

            Section 1.16 SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            Section 1.17 SUCCESSORS; ASSIGNS. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities which, in a written instrument delivered to the Company at the time such person became a holder of Registrable Securities, agrees to be bound by the provisions of this Agreement.

            Section 1.18 AMENDMENTS. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Company and the holders of at least 60% of the Registrable Securities outstanding on the date thereof (and, in the case of any amendment, modification or supplement that materially adversely affects any particular Affiliated Stockholder or group of Affiliated Stockholders, with the written consent of such Affiliated Stockholder or group of Affiliated Stockholders).

            Section 1.19 WAIVER. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

            Section 1.20 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

            Section 1.21 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF

AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS ARTICLE 3. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                                   ARTICLE III

                                   DEFINITIONS

            For purposes of this Agreement, the following terms shall have the following meanings:

            (1) "AFFILIATE" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

            (2) "AFFILIATED STOCKHOLDERS" shall have the meaning set forth in the Preamble hereof.

            (3)   "BOARD" shall man the board of directors of the Company.

            (4) "COMMISSION" shall mean the United States Securities and Exchange Commission or any successor agency.

            (5) "COMMON STOCK" shall have the meaning set forth in the Preamble hereof.

            (6) "COMPANY" shall have the meaning set forth in the Preamble hereof.

            (7) "DEMAND" shall have the meaning set forth in Section 1.1(a) hereof.

            (8) "DEMAND REGISTRATION" shall have the meaning set forth in
Section 1.1(a) hereof.

            (9) "DEMANDING HOLDER" shall have the meaning set forth in Section 1.1(b) hereof.

            (10) "EFFECTIVE DATE" shall have the meaning set forth in the Preamble hereof.

            (11) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (12) "FORM S-3" shall have the meaning set forth in Section 1.3(a) hereof.

            (13) "INTERNAL EXPENSES" shall have the meaning set forth in Section
1.7 hereof.

            (14) "LOSSES" shall have the meaning set forth in Section 1.8(a) hereof.

            (15) "MARKET PRICE" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any trading day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the securities exchange in which the Common Stock is listed for trading, or, if not listed or admitted for trading on any securities exchange, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by The Nasdaq National Market or any comparable system, or if the common stock is not included for quotation in The Nasdaq National Market or a comparable system, Market Price shall be determined reasonably and in good faith by the Board or in such manner as shall be reasonably established by the Board.

            (16) "MAXIMUM DEMAND NUMBER" shall have the meaning set forth in
Section 1.1(h) hereof.

            (17) "MAXIMUM PIGGYBACK NUMBER" shall have the meaning set forth in
Section 1.2(b) hereof.

            (18) "OTHER DEMAND RIGHTS" shall have the meaning set forth in
Section 1.2(b) hereof.

            (19) "OTHER DEMANDING SELLERS" shall have the meaning set forth in
Section 1.2(b) hereof.

            (20) "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (21) "PIGGYBACK NOTICE" shall have the meaning set forth in Section 1.2(a) hereof.

            (22) "PIGGYBACK REGISTRATION" shall have the meaning set forth in
Section 1.2(a) hereof.

            (23) "PIGGYBACK SELLERS" shall have the meaning set forth in Section 1.2(b) hereof.

            (24) "PLAN" shall have the meaning set forth in the Preamble hereof.

            (25) "PRIMARY OFFERING" shall have the meaning set forth in Section 1.2(b)(i) hereof.

            (26) "PUBLIC OFFERING" shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including a public offering in which Affiliated Stockholders are entitled to sell Common Stock pursuant to the terms of this Agreement.

            (27) "REGISTRABLE SECURITIES" shall mean (i) any Common Stock issued to the Affiliated Stockholders pursuant to the Plan, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

            (28) "REGISTRATION EXPENSES" shall have the meaning set forth in
Section 1.7 hereof.

            (29) "REQUISITE AMOUNT" shall mean 15% of the Registrable Securities outstanding at any given time.

            (30) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (31) "SHELF NOTICE" shall have the meaning set forth in Section 1.3(a) hereof.

            (32) "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in Section 1.3(a) hereof.

            (33) "SUSPENSION PERIOD" shall have the meaning set forth in Section 1.3(d) hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                        WASHINGTON GROUP INTERNATIONAL, INC.


                        By:    /s/   Richard D. Parry
                               -----------------------------------
                        Name:  Richard D. Parry
                        Title: Sr. Vice President & General Counsel



AFFILIATED STOCKHOLDERS:

                        CREDIT SUISSE FIRST BOSTON
                        Name:
                        Address:
                        Attention:
                        Telephone:
                        Facsimile:

                        By:    /s/ Robert Hetu
                               -----------------------------------
                        Name:  Robert Hetu
                        Title: Director

                        By:    /s/ John D. Lewis
                               -----------------------------------
                        Name:  John D. Lewis
                        Title: Associate


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